Exhibit 99.1

ENERGY TRANSFER EQUITY ANNOUNCES

PUBLIC OFFERING OF $400 MILLION OF SENIOR NOTES

DALLAS, TEXAS — November 14, 2013 — Energy Transfer Equity, L.P. (NYSE: ETE) today announced its intention, subject to market conditions, to offer $400 million of senior notes due January 2024 in a public offering. ETE intends to use the net proceeds from this offering, together with the net proceeds from its new term loan credit facility, to fund its previously announced tender offer (the “Tender Offer”) to purchase for cash up to an aggregate of $400 million principal amount of its outstanding 7.500% Senior Notes due 2020 (the “2020 Notes”) from registered holders of the 2020 Notes, including any related fees, expenses and accrued interest. To the extent the net proceeds from the offering of senior notes exceeds the purchase price for the amount of 2020 Notes tendered in the Tender Offer and the related fees, expenses and accrued interest, ETE intends to use the balance of the proceeds for general partnership purposes.

Credit Suisse, Deutsche Bank Securities, Citigroup and Goldman, Sachs & Co. are acting as joint global coordinators and joint book-running managers for the offering. In addition, Barclays Capital, BofA Merrill Lynch, Mitsubishi UFJ Securities, Mizuho Securities, Morgan Stanley, RBC Capital Markets, RBS and UBS Investment Bank are joint book-running managers. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

Credit Suisse

Attn: Prospectus Dept.

One Madison Avenue

New York, NY 10010

Telephone: 1-800-221-1037

Deutsche Bank Securities

Attn: Prospectus Group

60 Wall Street

New York, NY 10005

Telephone: 1-800-503-4611

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Englewood, NY 11717

Telephone: 1-800-831-1946

Goldman, Sachs & Co.

Attn: Prospectus Dept.

200 West Street

New York, NY 10282

Telephone: 1-866-471-2526

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETE with the SEC.

Exhibit 99.1

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP), approximately 49.6 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partners interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 56,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines.

Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETE, and a variety of risks that could cause results to differ materially from those expected by management of ETE. ETE undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contacts

Investor Relations:

Energy Transfer

Brent Ratliff, 214-981-0700

Or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

214-498-9272 (cell)